UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   September 1, 2015

PROTECT PHARMACEUTICAL CORPORTION

(Exact name of registrant as specified in its charter)

NEVADA            000-54001        27-1877179

            (State or other jurisdiction

(Commission

        (IRS Employer

                                  of incorporation)

File Number)

      Identification No.)

2681 East Parleys Way, Suite 204, Salt Lake City, Utah 84109

(Address of principal executive offices)

Registrant's telephone number, including area code:  (801) 322-3401

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 3.02

Unregistered Sales of Equity Securities.

On September 1, 2015, the Board of Directors of Protect Pharmaceutical Corporation (the ”Company”) authorized the conversion of a certain Amended Promissory Note dated August 20, 2015 (the “Note”) in the amount of $44,563, including principal and interest, into an aggregate of 1,000,000 shares of the Company’s authorized, but previously common stock.  The exercise price of the Note was $0.046 per share pursuant to the negotiated terms of the Note. The Note represents debts incurred by and expenses paid on behalf of the Company and funds advance to the Company.  The Note is an amendment to the original promissory note dated January 21, 2015 and an addendum dated February 11, 2015.

The shares of common stock were issued to two person, H. Deworth Williams (905,000 shares), and Edward F. Cowle (95,000 shares) pursuant to a prior partial assignment of the promissory note. The shares were issued pursuant to a private, isolated transaction to two individuals familiar with and having knowledge of the Company’s business.  In issuing the shares, the Company relied on the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of that Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protect Pharmaceutical Corporation

Date:   September 8, 2015

By         /S/ GEOFF WILLIAMS

Geoff Williams

President

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